Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

May 22, 2014

Newpark Resources, Inc. 2700 Research Forest Drive, Suite 100 The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as counsel to Newpark Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, under the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (the “Plan”).

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Plan, (c) the Restated Certificate of Incorporation of the Company, as amended to date, (d) the Amended and Restated Bylaws of the Company, (e) certain resolutions adopted by the Board of Directors of the Company, and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of the opinions set forth herein, and (ii) such statutes, including the Delaware General Corporation Law, as we have deemed necessary or advisable for the purposes of this opinion. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and of public officials, and we have not independently verified any factual matter relating to the opinions expressed herein.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies.

Newpark Resources, Inc.

May 22, 2014

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, (i) following the due authorization of a particular award by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company, as provided in and in accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized for issuance by the Company, and (ii) upon issuance and delivery of the Shares from time to time in accordance with the terms of the Plan and any applicable award agreements, and upon receipt by the Company of lawful consideration therefor under Delaware law in accordance with the terms of the Plan, and otherwise in accordance with the terms and conditions of the applicable award agreement, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ Andrews Kurth LLP